Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-05651, 333-42262, 333-69755, 333-52958, 333-88301, 333-101837, 333-112535, 333-118130 and 333-121408), Registration Statements on Form S-3 (Nos. 333-113406, 333-118673 and 333-123907), and Registration Statement on Form S-4 (No. 333-116472) of Verilink Corporation of our report dated October 1, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
September 27, 2005